SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FRONTIER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

332 S.W. Everett Mall Way

P. O. Box 2215

Everett, Washington 98203

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The 2003 Annual Meeting of Shareowners of Frontier Financial Corporation will be held at the Everett Golf & Country Club, 1500 – 52nd Street, Everett, Washington, on Wednesday, April 16, 2003, at 7:30 p.m. for the following purposes:

1.	To elect four (4) members to the Board of Directors; and

2.	To act on such other matters as may properly come before the meeting.

Only shareowners of record at the close of business on March 6, 2003, are entitled to notice of and to vote at the meeting and/or any adjournment thereof.

All shareowners are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any shareowner attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors,

James F. Felicetty Secretary/Treasurer

Everett, Washington

March 10, 2003

PLEASE NOTE CHANGE IN MEETING LOCATION

PLACE AND TIME OF ANNUAL MEETING

Everett Golf & Country Club

1500 – 52nd Street

Everett, Washington

April 16, 2003, 7:30 p.m.

Whether or Not You Plan to Attend the Meeting,

Please Complete, Sign, Date and Return the Accompanying Proxy

In the Enclosed Self-Addressed, Stamped Envelope.

FRONTIER FINANCIAL CORPORATION

332 S.W. Everett Mall Way

P. O. Box 2215

Everett, Washington 98203

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of Frontier Financial Corporation (the “Corporation”) to the holders of common stock of the Corporation (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of the Corporation to be held on Wednesday, April 16, 2003 at 7:30 p.m. at Everett Golf & Country Club, 1500 – 52nd Street, Everett, Washington, and any adjournment thereof. The shares represented by the enclosed proxy will be voted in accordance with the shareowner’s directions, if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified on the proxy, it will be voted at the discretion of the proxy holders in accordance with the recommendations of management on all matters as may properly come before the meeting or any adjournment thereof. A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy to the Secretary of the Corporation prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Corporation prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

All costs of the solicitation of the proxies will be borne by the Corporation. These proxy materials, together with the 2002 Annual Report, are being mailed to shareowners on or about March 10, 2003.

PURPOSE OF THE MEETING

At the Annual Meeting, shareowners will be asked:

1.	To elect four (4) members to the Board of Directors; and

2.	To act on such other matters as may properly come before the meeting.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

At February 27, 2003, the Corporation had 18,633,659 shares of Common Stock outstanding. There are no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder thereof to one vote. Only shareowners of record at the close of business on March 6, 2003, will be entitled to notice of, and to vote at, the meeting and/or any adjournment thereof.

The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Corporation’s Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and “broker non-votes” (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual

Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

ELECTION OF DIRECTORS

Pursuant to the Corporation’s Articles of Incorporation, the Board of Directors has set the number of directors at 14. The directors are divided into three classes, with each class as nearly equal in number as possible. The members of each class serve three-year terms with one class elected annually. A director appointed to fill a vacancy or fill a position that was created by increasing the number of directors must stand for election at the next shareowners’ meeting at which directors are elected. At the Annual Meeting of Shareowners, four (4) directors will be elected to the class of directors to hold office until the Annual Meeting of Shareowners held in the year 2006, and until their successors are elected and qualified. All the nominees have served as directors since the last Annual Meeting.

Should any of these nominees become unavailable for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

Set forth below are the names of each nominee for director, the nominee’s age, the year in which the nominee became a director, the nominee’s principal occupation and business experience for the past 5 years, and the names of other publicly held companies for which the nominee serves as a director. The same information is provided thereafter for each director whose term of office does not expire until a later date. The mailing address for all of the nominees and incumbent directors is 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

NOMINEES FOR ELECTION TO TERM EXPIRING 2006

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
Lucy DeYoung	53	1997	1997	President, Red Rock Enterprises, Inc. (financial investment advisory services)

J. Donald Regan	77	1983	1983	Retired dairyman

William J. Robinson	59	1983	1978	Manager, Robinson Properties and Investments, LLC (real estate management and development)

Edward C. Rubatino	72	1983	1978	President, Rubatino Refuse Removal, Inc.

THE BOARD RECOMMENDS THAT THESE NOMINEES

BE ELECTED AS DIRECTORS

INCUMBENT DIRECTORS, TERM EXPIRING 2004

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation

George E. Barber	60	1997	1997	Chairman, First Western Investments, Inc. (hospitality, retail and other real estate investments)

Michael J. Clementz	59	2000	2000

Executive Vice President of Frontier Bank and Frontier Financial Corporation (July, 2000 to present); President and Chief Executive Officer of Liberty Bay Financial Corporation (1985 to July, 2000); Chairman and Chief Executive Officer of North Sound Bank (1978 to July, 2000)

David A. Dujardin	71	1983	1978	President, Dujardin Custom Homes, Inc.

James H. Mulligan	71	1989	1989	President, Emerald Real Estate Development, Inc.

Roger L. Rice, DDS	78	1983	1978	Retired dentist

INCUMBENT DIRECTORS, TERM EXPIRING 2005

Name	Age	Year first became a Director of Corporation	Year first became a Director of Bank	Principal Occupation
Robert J. Dickson	69	1983	1978	President and Chief Executive Officer Frontier Financial Corporation, Frontier Bank and FFP, Inc.

Edward D. Hansen	63	1983	1978	General Manager, Snohomish County PUD (July 2002 to present); and President, Golf N.W.

William H. Lucas, DC	75	1983	1978	Chiropractor

Michael J. Corliss	42	1998	1998	Chief Executive Officer, Investco Financial Corporation (diversified real estate company)

Darrell J. Storkson	60	1997	1997	Owner, Evergreen Lanes

The Corporation’s Board of Directors also serves as the Board of Directors of Frontier Bank and FFP, Inc., wholly-owned subsidiaries of the Corporation.

DIRECTORS’ MEETINGS, COMMITTEES AND COMPENSATION

The Board of Directors of the Corporation held 9 meetings in 2002. However, since the Board of Frontier Bank and the Board of the Corporation are the same, the directors at each Board meeting of Frontier Bank, of which 12 were held in 2002, review the financial records of the Corporation. Frontier Bank’s Board of Directors has established certain standing committees, including the Audit Committee and Personnel Committee. Each member of the Board of Directors attended at least 75 percent of the Board and committee meetings of which they were a member.

Audit Committee.    The main functions performed by the Audit Committee include making or causing to be made suitable audits of the Corporation and its subsidiaries; reviewing with the independent public accountants the plan, scope and results of the audit engagement; reviewing the Federal Deposit Insurance Corporation, Federal Reserve Bank and State examination reports; and reviewing the adequacy of internal accounting systems and controls. The results of the audits and recommendations are reported to the full Board of Directors of the Corporation and Frontier Bank. The members of the Audit Committee during 2002 were Ms. DeYoung, Chair, Mr. Rubatino, Mr. Dujardin, Mr. Regan, Dr. Rice, Mr. Storkson, and Mr. Corliss. The committee held 7 meetings in 2002.

Compensation (Personnel) Committee.    The functions of the Compensation (Personnel) Committee include establishment of policies with respect to the compensation of officers and employees of the Corporation and its subsidiaries. During 2002, the members of the committee were Mr. Hansen, Chair, Mr. Barber, Mr. Clementz, Mr. Dickson, Dr. Lucas, Mr. Mulligan and Mr. Storkson. The committee held 2 meetings in 2002.

No Nominating Committee has been established.

For 2002, all directors of the Corporation and Frontier Bank received an annual retainer of 1,304 shares of Common Stock for service on the Corporation’s Board, and a fee of $2,500 for each Frontier Bank Board meeting attended. Directors do not receive any fees for attendance at committee meetings. The Chair of the Board receives an additional fee of $200 for each Frontier Bank Board meeting attended.

COMPENSATION (PERSONNEL) COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

Mr. Robert J. Dickson, who is employed by the Corporation as its President and Chief Executive Officer, serves on the Compensation (Personnel) Committee but does not participate in discussions regarding his own compensation.

BENEFICIAL STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of December 31, 2002, as to the shares of common stock beneficially owned by each director, the Chief Executive Officer of the Corporation and the four other highest paid executive officers during the year ended December 31, 2002 (“Named Executive Officers”), and by all executive officers and directors of the Corporation as a group and each beneficial owner of more than 5 percent of the Corporation’s voting securities.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)		Percentage of Outstanding Shares(3)
Directors
George E. Barber	84,829	(4)	*
Michael J. Corliss	322,806	(5)	1.73%
Lucy DeYoung	4,765		*
David A. Dujardin	38,522		*
Edward D. Hansen	233,812	(6)	1.25%
William H. Lucas, DC	43,605		*
James H. Mulligan	155,530		*
J. Donald Regan	204,858		1.10%
Roger L. Rice, DDS	156,526		*
William J. Robinson	268,687		1.44%
Edward C. Rubatino	227,017	(7)	1.22%
Darrell J. Storkson	257,006		1.38%
Named Executive Officers
Robert J. Dickson **	603,129	(8)	3.23%
Michael J. Clementz**	276,531	(9)	1.48%
Connie Pachek	58,264	(10)	*
James Ries	31,833	(11)	*
Lyle E. Ryan	35,001	(12)	*

All Directors and Executive Officers as a group (23 persons)	3,139,256	(13)	16.78%

*	Less than 1%.
**	Mr. Dickson and Mr. Clementz also serve as Directors of the Corporation.
(1)	As of December 31, 2002, there was no individual or entity known to the Corporation to be the beneficial owner of more than 5 percent of the Corporation’s voting stock.
(2)	In determining beneficial ownership, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote, or to direct the voting of, such securities and/or (2) investment power which includes the power to dispose, or to direct the disposition, of such security. In addition, for the purposes of this chart, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire: (a) through exercise of an option, warrant or right; (b) through the conversion of security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.
(3)	Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges set forth in footnote (2) above are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but not for the purpose of computing the percentage of the class by any other person.

(4)	Includes 19,842 shares owned by trusts for the benefit of Mr. Barber’s children, of which Mr. Barber’s son (a resident of Mr. Barber’s household) is trustee and has voting and dispositive power, and 16,973 shares held by a partnership in which Mr. Barber’s son is a partner.
(5)	Includes 8,000 shares held by Valley South Land LLC of which Evergreen Capital Trust is a member, 137,094 shares owned by Evergreen Capital Trust of which Mr. Corliss is co-trustee and has voting and dispositive power, and 11,492 shares held by Mr. Corliss in custody for his son.
(6)	Includes 4,040 shares held by Mr. Hansen’s spouse who has voting and dispositive power, 29,342 shares held by Mr. Hansen or Mr. Hansen’s spouse in custody for children, 9,254 shares held in a charitable trust of which Mr. Hansen is trustee and has voting and dispositive power, and 87,274 shares held in an investment capacity of which Mr. Hansen has voting and dispositive power.
(7)	Includes 107,593 shares held in a trust of which Mr. Rubatino is trustee and has voting and dispositive power.
(8)	Includes 12,039 shares which Mr. Dickson has the right to acquire through the exercise of stock options; and 305,970 shares held by a limited partnership in which Mr. Dickson and his spouse have voting and dispositive power.
(9)	Includes 10,400 shares which Mr. Clementz has the right to acquire through the exercise of stock options; 5,929, shares owned by Mr. Clementz’s spouse who has voting and dispositive power; 201,340 shares held in an LLC of which Mr. Clementz has the voting and dispositive power; 16,800 shares are held by a construction company of which Mr. Clementz has the voting and dispositive power; and 36,750 shares held by Mr. Clementz’s parents, with regard to which Mr. Clementz has power of attorney.
(10)	Includes 5,123 shares which Ms. Pachek and her spouse have the right to acquire through the exercise of stock options.
(11)	Includes 4,385 shares which Mr. Ries has the right to acquire through the exercise of stock options, and 2,817 shares owned by Mr. Ries’ daughter with respect to which Mr. Ries disclaims beneficial ownership.
(12)	Includes 6,181 shares which Mr. Ryan has the right to acquire through the exercise of stock options.
(13)	Includes 97,826 shares and options to purchase 38,709 shares not reflected elsewhere in the chart.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table shows the name of each executive officer of the Corporation (including Named Executive Officers) who are not also a director or nominee for director of the Corporation, his age and the offices he holds with the Corporation and Frontier Bank. All offices are held at the discretion of the Board of Directors.

Name	Age	Office and Year Assumed Office
James F. Felicetty	59	Secretary and Treasurer of the Corporation (1983) and FFP, Inc. (1988)

John J. Dickson(1)	42	Vice President of the Corporation (1999); Sr. Vice President of Frontier Bank (1993 until May 2003); and Vice President of FFP, Inc. (1999)

(1)	John J. Dickson is the son of Robert J. Dickson.

Compensation of Executives

The following table sets forth certain compensation information with respect to the Corporation’s Chief Executive Officer and four other most highly compensated officers for the fiscal years ended December 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)		Options	All Other Compensation(2)
Robert J. Dickson President and CEO	2002 2001 2000	$ $ $	300,000 300,000 275,000	$ $ $	265,217 297,019 271,760	$ $ $	54,230 97,248 86,468	3,846 3,846 4,347	$ $ $	8,000 6,969 6,800

Michael J. Clementz Executive Vice President	2002 2001 2000	$ $ $	155,000 150,000 41,584	$ $ $	14,891 46,497 4,084	$ $ $	42,438 92,724 32,539	1,000 900 -0-	$ $ $	8,000 6,969 4,814	(3)

Connie Pachek Executive Vice President, Operations and Human Resources, Frontier Bank	2002 2001 2000	$ $ $	135,350 124,000 106,260	$ $ $	14,807 16,600 28,472	$ $ $	14,834 13,930 20,999	1,100 810 1,035	$ $ $	6,006 5,683 5,387	(4) (4) (4)

James W. Ries Executive Vice President and Manager, Real Estate Division, Frontier Bank	2002 2001 2000	$ $ $	139,100 126,500 111,315	$ $ $	17,056 20,479 28,771	$ $ $	16,293 14,694 22,264	1,000 900 800	$ $ $	6,246 6,025 5,063	(5)

Lyle E. Ryan Executive Vice President and Branch Administrator of Frontier Bank	2002 2001 2000	$ $ $	143,000 132,000 112,700	$ $ $	15,253 12,498 16,868	$ $ $	14,341 12,662 19,645	1,000 1,440 1,860	$ $ $	6,330 5,780 5,183	(4) (4)

(1)	Includes Board fees, amounts paid pursuant to profit sharing and money purchase plans, and certain other employee benefits. Does not include earnings on prior years’ contributions to retirement plans.
(2)	Represents the matching contribution to the Corporation’s 401(k) plan.
(3)	Mr. Clementz did not become a director and officer of the Corporation until July 2000.
(4)	Includes options granted to spouse, who is also an employee of Frontier Bank.
(5)	Mr. Ries did not become an executive officer until February 2003.

Option Grants

The following table sets forth certain information regarding options to purchase shares of the Corporation’s Common Stock granted to the Corporation’s Chief Executive Officer and other Named Executive Officers during the fiscal year ended December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
					5% ($)	10% ($)
Robert J. Dickson	3,846	3.52%	$26.00	12/18/12	62,887	159,368
Michael J. Clementz	1,000	0.92%	$26.00	12/18/12	16,351	41,437
Connie Pachek(3)	1,100	1.01%	$26.00	12/18/12	17,986	45,581
James W. Ries	1,000	0.92%	$26.00	12/18/12	16,351	41,437
Lyle E. Ryan	1,000	0.92%	$26.00	12/18/12	16,351	41,437

(1)	The exercise price of the options is the fair market value of the Common Stock on the date of grant. Any shareowners who purchased stock at the same time would have the same value realized in their holdings.
(2)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 10% and 5% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Corporation’s Common Stock Price.
(3)	Includes options granted to spouse, who is also an employee of Frontier Bank.

Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2002, and options held as of December 31, 2002, by the Corporation’s Chief Executive Officer and other Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End(1) Exercisable/ Unexercisable
Robert J. Dickson	5,778	$47,988	12,039/0	$11,215/0
Michael J. Clementz	2,000	$11,650	10,400/0	$64,290/0
Connie Pachek(2)	—	—	5,123/0	$26,975/0
James W. Ries	—	—	4,385/0	$6,567/0
Lyle E. Ryan(2)	4,341	$69,005	6,181/0	$43,663/0

(1)	On December 31, 2002, the closing price of Common Stock was $25.58. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option, and are not reduced to reflect taxes payable with respect to such amount.
(2)	Includes options granted to spouse, who is or was an employee of Frontier Bank.

In the table above, the shares exercised were granted in years from 1992 to 2000 at the price of the Common Stock on the date of the grant. Any shareowner who purchased the Corporation’s Common Stock at that time would have realized the same appreciation in their holdings.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

Summary of Compensation Policies for Executive Officers

The goals of the Corporation’s compensation program are to: (1) enable the Corporation to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Corporation, (2) align compensation with business objectives and performance, and (3) align incentives for executive officers with the interests of shareowners in maximizing shareowner value. The Corporation emphasizes performance-based compensation that is competitive in the marketplace and reviews its compensation practices annually by comparing them with competitors. The compensation policy also reflects the competition for executive talent and the unique challenges and opportunities facing the Corporation in the financial services market.

The Corporation’s compensation program for all employees includes both cash and equity-based factors. Consistent with competitive practices, the Corporation also utilizes cash bonuses and incentive plans based on achievements of financial performance objectives.

Cash Compensation

Salary.    The Corporation sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a peer group, which includes banks similar in size that compete with the Corporation in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set relative to this target based on certain individual performance and contribution to the Corporation’s results.

Cash Bonuses.    Certain employees of the Corporation are eligible to participate in the Corporation’s cash incentive and bonus plans with executive employee bonuses determined by the Compensation Committee of the Board of Directors. These plans provide cash awards for meeting annual performance goals.

Equity-Based Compensation

Incentive stock options are granted to all “key employees.” Employees are classified as key employees after: (1) the officer has been with the Corporation for a period of one year, or (b) the non-officer has been with the Corporation for a period of five years. The number of shares granted to the key employee is based on a graduated scale, depending on the individual’s level of responsibility. However, exceptions can be made to this policy by the Board of Directors. Options are immediately vested and expire ten years from the date of grant.

CEO Compensation

The CEO’s compensation is comprised of base salary, annual bonus and stock options. In determining the CEO’s bonus and other compensation, the Committee considers the Corporation’s annual financial performance, including profitability, asset growth, loan growth, and the non-performing assets ratio. The Corporation traditionally pays the CEO’s annual bonus with respect to the prior year’s service at the beginning of each calendar year.

In reviewing Mr. Dickson’s performance in 2002, the Committee considered, in addition to the above criteria, the performance of certain of the Corporation’s peers.

(1)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

During 2002, Mr. Dickson received a salary of $300,000, the same as the previous year, and requested a reduced bonus and other compensation due to deteriorating business conditions in 2001. In determining Mr. Dickson’s compensation for 2003, the Committee considered the accomplishments for 2002 including: (1) asset growth (total assets increased $137 million, or 7.6%); (2) net loan growth (net loans increased $82 million, or 5.3%); (3) loan portfolio quality (nonperforming assets totaled $19 million, or .98% of total assets); (4) expense control (the efficiency ratio for 2002 was 40%); (5) return on average assets (ROA was 1.94%) and (6) return on average equity (ROE was 18.4%). Also noted was that the Corporation, when compared to five regional peers, was fourth in size, but the best in earnings, ROA, ROE, efficiency ratio, reserve for loan losses, net interest margin, market capitalization and stock price to book value. In 2002, Mr. Dickson received a cash bonus of $265,217 and a stock option to purchase 3,846 shares of common stock. Mr. Dickson does not participate in the deliberations of the Committee relating to his compensation.

Submitted by members of the Committee:

Edward D. Hansen, Chair	William H. Lucas, DC
George E. Barber	James H. Mulligan
Michael J. Clementz	Darrell J. Storkson
Robert J. Dickson

REPORT OF THE AUDIT COMMITTEE (1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, which relate to the auditors’ independence from the Company and its related entities, and has discussed with Moss Adams LLP their independence from the Company and has considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of the National Association of Securities Dealers (NASD).

Based on the review and discussions above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Lucy DeYoung, Chair	J. Donald Regan
Michael J. Corliss	Roger L. Rice, DDS
Edward C. Rubatino	Darrell J. Storkson
David A. Dujardin

(1)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

FIVE YEAR PERFORMANCE COMPARISON

TOTAL CUMULATIVE RETURN TO SHAREOWNERS

The graph below provides an indicator of cumulative shareholder returns for the Corporation as compared with the Nasdaq Banks Stock Index and the S&P 500.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Frontier Financial Corporation	132.30	117.18	149.33	159.04	159.21
Nasdaq Bank Stocks Index	99.36	95.51	108.95	117.98	120.62
S&P 500 Index	128.60	155.61	141.45	124.61	97.07

The above presentation assumes $100 was invested on December 31, 1997, in the Corporation’s Common Stock and each of the above indexes.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers, and beneficial owners of more than 10 percent of a registered class of the Corporation’s equity securities, to file reports of their ownership of such securities, and any changes in that ownership, with the Securities and Exchange Commission. All such persons are required by regulation to provide copies of such reports to the Corporation. The Corporation is not aware of any beneficial owner of more than 10 percent of its Common Stock.

Based solely on its review of the copies of the reports furnished to the Corporation and on representations from certain reporting persons, the Corporation believes that in 2002 the Corporation’s directors and executive officers met all Securities and Exchange Commission filing requirements, except that Mr. Hansen inadvertently reported a sale of 1,304 shares fourteen days after the due date; Ms. DeYoung reported a purchase of 233 shares six days after the due date; and Mr. Clementz reported a sale of 8,900 shares ten days late due to an administrative error of the Corporation.

RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS

During 2002, certain directors and executive officers of the Corporation and Frontier Bank, and their associates, were customers of Frontier Bank, and it is anticipated that such individuals will continue to be customers of Frontier Bank in the future. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

INDEPENDENT AUDITORS

The independent public accounting firm of Moss Adams LLP audited the Corporation’s consolidated financial statements for fiscal 2002 and has been similarly engaged in 2003. Representatives from Moss Adams LLP are expected to be present at the Annual Meeting of Shareowners and will be given an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed to the Corporation by Moss Adams LLP During Fiscal Year 2002

Audit Fees.    The aggregate fees billed by Moss Adams LLP for the audit of the Corporation’s annual consolidated financial statements for the fiscal year ended December 31, 2002, and the review of the consolidated financial statements included in the Corporation’s Forms 10-Q for fiscal 2002, were $108,000.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by Moss Adams LLP to the Corporation for financial information systems design and implementation fees for the fiscal year ended December 31, 2002.

All Other Fees.    The aggregate fees billed to the Corporation for all other services rendered by Moss Adams LLP for the fiscal year ended December 31, 2002, were $66,760.

The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining Moss Adams LLP’s independence.

SHAREOWNER PROPOSALS FOR 2004 ANNUAL MEETING

In order for shareowner proposals to be included in the 2004 proxy materials and considered at the 2004 Annual Meeting of Shareowners, proposals must be received by the Secretary of the Corporation at Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, WA 98203, no later than November 28, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. In addition, if the Corporation receives notice of a shareowner proposal after November 23, 2003, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareowner proposal.

OTHER INFORMATION

The Corporation’s will furnish to shareowners without charge a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to Shareowner Services, Frontier Financial Corporation, 332 S.W. Everett Mall Way, P. O. Box 2215, Everett, WA 98203.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. As of the date of the preparation of this Proxy Statement, no shareowner has submitted to the Board any proposal to be acted on at the Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED STAMPED ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

By Order of the Board of Directors,

James F. Felicetty, Secretary

PROXY BALLOT

FRONTIER FINANCIAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREOWNERS

TO BE HELD ON APRIL 16, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT J. DICKSON and WILLIAM H. LUCAS, and each of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of stock of Frontier Financial Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareowners to be held on Wednesday, April 16, 2003, at 7:30 p.m., local time, at the Everett Golf & Country Club, 1500-52nd Street, Everett, Washington, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

PLEASE NOTE LOCATION CHANGE OF THE MEETING

(When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal 1. The Directors recommend a vote FOR the nominees for Director.)

The shares represented by this Proxy shall be voted as follows:

(1)	Election of Directors.

Lucy De Young

J. Don Regan

William J. Robinson

Edward C. Rubatino

☐	FOR the nominees listed above.

☐	FOR the nominees listed above EXCEPT .

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

(2)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:

Signature(s)

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.)